TABLE OF CONTENTS


ARTICLE I.   Sale of Fund Shares . . . . . . . . . . . . . . . .3

ARTICLE II.  Representations and Warranties. . . . . . . . . . .8

ARTICLE III. Prospectuses and Proxy Statements; Voting . . . . 11

ARTICLE IV.  Sales Material and Information. . . . . . . . . . 13

ARTICLE V.   Fees and Expenses . . . . . . . . . . . . . . . . 16

ARTICLE VI.  Diversification and Qualification . . . . . . . . 17

ARTICLE VII. Potential Conflicts and Compliance With
             Mixed and Shared Funding Exemptive Order  . . . . 20

ARTICLE VIII.Indemnification . . . . . . . . . . . . . . . . . 23

ARTICLE IX.  Applicable Law. . . . . . . . . . . . . . . . . . 33

ARTICLE X.   Termination . . . . . . . . . . . . . . . . . . . 34

ARTICLE XI.  Notices . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE XII. Miscellaneous . . . . . . . . . . . . . . . . . . 38

SCHEDULE A   Contracts . . . . . . . . . . . . . . . . . . . . 42

SCHEDULE B   Designated Portfolios . . . . . . . . . . . . . . 43

SCHEDULE C   Administrative Services . . . . . . . . . . . . . 44

SCHEDULE D   Reports per Section 6.6 . . . . . . . . . . . . . 45

SCHEDULE E   Expenses. . . . . . . . . . . . . . . . . . . . . 48




                     PARTICIPATION AGREEMENT

                              Among

           GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                      TCI PORTFOLIOS, INC,

                 INVESTORS RESEARCH CORPORATION,

               TWENTIETH CENTURY SECURITIES, INC.

                               and

                   CHARLES SCHWAB & CO., INC.



     THIS AGREEMENT, made and entered into as of this ____ day of _______________, 1996 by and among GREAT-WEST LIFE & ANNUITY INSURANCE
COMPANY (hereinafter "GWL&A"), a Colorado life insurance company, on its own behalf and on behalf of its Separate Account Variable Annuity-1 Series Account (the "Account");
TCI PORTFOLIOS, INC., a corporation organized under the laws of Maryland (hereinafter the "Fund"); INVESTORS RESEARCH CORPORATION (hereinafter the "Adviser"), a
Delaware corporation;  TWENTIETH CENTURY SECURITIES, INC.
(hereinafter the
"Distributor"), a Missouri corporation; and CHARLES SCHWAB & CO., INC., a California corporation (hereinafter "Schwab").

     WHEREAS, the Fund engages in business as an open-end management investment company and makes shares of its Portfolios (defined below) available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including GWL&A, which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange
Commission (hereinafter the "SEC"), dated March 22, 1988 (File No. 812-6937), granting
Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the
Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-
2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the
"Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of
1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the
Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

     WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities
Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, GWL&A has registered or will register certain variable annuity contracts supported wholly or partially by the Account (the
"Contracts") under the 1933 Act
and said Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on July 24, 1995, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, GWL&A has registered the Account as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account under the 1933 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations,
GWL&A intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as it may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account to fund the Con-tracts, and the Fund is authorized to sell such shares to unit investment trusts such as the
Account at net asset value; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated
Funds") on behalf of the
Account to fund the Contracts; and

     WHEREAS, Schwab will perform certain services for the Fund in connection with the Contracts;

     NOW, THEREFORE, in consideration of their mutual promises, GWL&A, Schwab, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I.     Sale of Fund Shares

     1.1. The Fund and Distributor agree to sell to GWL&A those shares of the
Designated Portfolio(s) which the Account orders, executing such orders on each Business
Day at the net asset value next computed after receipt by the Distributor or its designee of the order for the shares of the Portfolios. For purposes of this
Section 1.1, GWL&A shall
be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Distributor receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the
Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Fund and the Distributor agrees to make shares of the Designated Port-folio(s) available for purchase by GWL&A and the Account at the applicable net asset value per share on each Business Day. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3. The Distributor represents that Fund shares will only be sold to insurance company separate accounts funding variable annuities and variable life insurance products unless and until it obtains an order for an amendment to the Mixed and Shared Funding
Exemptive Order granting exemptions from the provisions of sections 9(a), 13(a), 15(a), and
15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
thereunder to the extent
necessary to permit shares of the Designated Portfolio(s) to be sold to and held by certain plans established under Sections 401(a), 403(a) and (b), 408(a),
(b) and (k), 414(d), 457(b)
or 501(c)(18) of the Internal Revenue Code ("Qualified Plans") and the Distributor will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company, separate account or any Qualified Plan unless an agreement containing provisions in all material respects substantially the same as Sections 2.1, 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

     1.4. The Fund agrees to redeem for cash, on GWL&A's request, any full or fractional shares of the Fund held by GWL&A, executing such requests on each Business
Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, GWL&A shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Distributor receives notice of any such request for redemption by 10:00 A.M. Eastern time on the next following Business Day. The
Adviser will cause the Designated Portfolio(s) to pay and transmit the proceeds of redemptions of Fund shares as follows: (i) on the next Business Day after the redemption order is received by GWL&A if the Distributor receives notice of the redemption prior to
9:00 a.m. Eastern time on such Business Day; and (ii) on the second Business Day after the redemption order is received by GWL&A if the Distributor receives notice of the redemption after 9:00 a.m. Eastern time but before 10:00 a.m. Eastern time; provided the
Fund provides the net asset value per share to GWL&A as required in
Section 1.9 of this
Agreement. Notwithstanding the foregoing, the Advisor may elect in good faith to effect redemptions over a longer period of time to the extent permitted under the 1940 Act without liability hereunder on the part of the Fund, the Adviser or the Distributor. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

     1.5. The Parties hereto acknowledge that the arrangement contemplated by this
Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance
Companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Con-tracts may be invested in other investment companies.

     1.6. GWL&A shall pay for Fund shares by 3:00 p.m. Eastern time on the next
Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

     1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to GWL&A or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

     1.8. The Distributor shall cause the Fund to furnish same day notice (by wire or telephone, followed by written confirmation) to GWL&A of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares (rate and reinvest price).
GWL&A hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio(s) shares in additional shares of that Designated
Portfolio. GWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Distributor shall cause the Fund to notify GWL&A by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

     1.9. The Adviser shall make the net asset value ("NAV") per share for each
Designated Portfolio available to GWL&A on each Business Day as soon as reasonably practical after the NAV per share is calculated and shall use all reasonable efforts to make such NAV per share available by 7:00 p.m. Eastern time. In the event of a material error in the computation of a Designated Portfolio's NAV per share or any dividend or capital gain distribution (each a "pricing error"), the Adviser shall immediately notify GWL&A as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. For the purposes of this section 1.9, a "material error" shall mean a pricing error that gives rise to the need to take retroactive corrective action under the Fund's then current pricing error correction policy (the "Policy"). Adviser represents that the Board of Directors of the Fund has adopted a Policy which governs the actions to be taken by the Fund and the Adviser in the event of a pricing error. The terms of that Policy provide that a pricing error is to be corrected as follows: (a) if the pricing error results in a difference between the erroneous
NAV and the correct NAV of less than $0.01 per share (a "full penny," not as a result of a rounding error), then non-corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than
$0.01 per share (again, a "full penny"), but less than one half of one percent of the
Designated Portfolio's NAV at the time of the error, then the Adviser is required to make the Fund "whole"; however, no adjustments need be made to shareholder transactions
(including Contractowners); and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share and greater than one half of one percent of the Designated Portfolio's NAV at the time of the error, then the Adviser is required to reimburse the Designated Portfolio for any loss and shareholder transactions may be reprocessed. If any such reprocessing causes GWL&A to correct Contractowner accounts, Adviser shall reimburse GWL&A for its reasonable out-of-pocket cost for adjustments made in connection with making corrections to Contractowner accounts in accordance with the provisions of Schedule E. If Contractowners have received amounts of $500 or more in excess of the amounts to which they otherwise would have been entitled prior to an adjustment for an error, GWL&A and Schwab, when requested by the
Adviser of the Fund, will make a good faith attempt to collect such excess amounts from the
Contractowners. Any overpayments that have not yet been paid to Contractowners will be remitted by GWL&A or Schwab upon notification by the Adviser of such overpayment. In no event shall Schwab or GWL&A be liable to Contractowners for any such adjustments or underpayment amounts.

     The Parties acknowledge that the standards set forth in
Section 1.9 are consistent with
the Parties' understanding of the views expressed by the staff of the Securities and Exchange
Commission ("SEC") as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by the SEC or judicial interpretation, or if the Board of Directors determines in good faith that another practice is permissible, the Board of Directors may amend such Policy (or adopt another policy) without prior approval of any party to this Agreement. The Adviser agrees to respond to any due diligence inquiry by Schwab or GWL&A regarding whether or not there have been any changes to the Fund's pricing error Policy.

ARTICLE II.    Representations and Warranties

     2.1. GWL&A represents and warrants that the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act; that the
Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Section 10-7-401, et. seq. of the Colorado
Insurance Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Distributor and Adviser each represent and warrant that Designated
Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Adviser cause the Fund's registration statement to be amended for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

     2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the
1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Adviser agrees to cause the
Fund to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4. The Adviser represents and warrants that it will cooperate with GWL&A to make every reasonable effort to cause that the investment policies, fees and expenses of the
Designated Portfolio(s) to be in compliance with the requirements under insurance and other applicable laws of the State of Colorado to the extent GWL&A notifies the Adviser of any such requirements. The Adviser shall register and qualify the shares of the Fund for sale in accordance with the laws of the various states if and to the extent required by applicable law.

     2.5. The Adviser represents and warrants that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

     2.6. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

     2.7. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

     2.8. The Adviser represents and warrants that all of its officers, employees, and other individuals or entities dealing with the money and/or securities of the Designated
Portfolio(s) are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal cover-age required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.9. Schwab represents and warrants that it has completed, obtained and performed, in all material respects, all registrations, filings, approvals, and authorizations, consents and examinations required by any government or governmental authority as may be necessary to perform this Agreement. Schwab does and will comply, in all material respects, with all applicable laws, rules and regulations in the performance of its obligations under this Agreement.

     2.10.The Adviser will provide GWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s)
(including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated
Portfolio(s) and consult with GWL&A in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the
Contracts. The Adviser agrees to share equitably in expenses incurred by GWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in
Schedule E attached hereto and incorporated herein by reference.

     2.11.GWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended ("the Code"), that the
Contracts are currently treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify Schwab, and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition,
GWL&A represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. GWL&A will use every effort to continue to meet such definitional requirements, and it will notify Schwab and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     2.12.GWL&A covenants and agrees that all orders transmitted by it hereunder on any Business Day will be based upon instructions that it received fro Contractowners in proper form prior to the close of trading on the New York Stock Exchange on the previous Business Day. GWL&A shall time stamp all orders or otherwise maintain records that will enable GWL&A to demonstrate compliance with this section.

ARTICLE III.   Prospectuses and Proxy Statements; Voting

     3.1. At least annually, the Distributor shall provide GWL&A and Schwab with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as GWL&A and Schwab may reasonably request for marketing purposes (including distribution to
Contractowners with respect to new sales of a Contract) with expenses to be borne in accordance with Schedule E hereof. If requested by GWL&A in lieu thereof, the
Distributor shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for GWL&A once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the
Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Distributor agrees that the prospectuses (but not the SAI) (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated
Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

     3.2. If applicable state or federal laws or regulations require that the Statement of
Additional Information ("SAI") for the Fund be distributed to all Contractowners, then the
Distributor shall provide GWL&A with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule E hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners. The Distributor shall also provide SAIs to any Contractowner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to GWL&A or Schwab).

     3.3. The Distributor shall provide GWL&A and Schwab with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the
Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with
Schedule E hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners.

     3.4. It is understood and agreed that, except with respect to information regarding
GWL&A or Schwab provided in writing by that party, neither GWL&A nor Schwab is responsible for the content of the prospectus or SAI for the Designated Portfolio(s). (All references hereinafter to "prospectus" whether in respect of Contracts or Fund shares, shall be deemed to include the related SAI, unless otherwise specifically noted.) It is also understood and agreed that, except with respect to information regarding the Fund, the
Distributor, the Adviser or the Designated Portfolio(s) provided in writing by the Fund, the
Distributor or Adviser, neither the Fund, the Distributor nor Adviser is responsible for the content of the prospectus or SAI for the Contracts.

     3.5. If and to the extent required by law GWL&A shall:
          (i)  solicit voting instructions from Contractowners;
          (ii) vote the Designated Portfolio(s) shares in accordance with instructions received from Contractowners: and
          (iii)vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated
Portfolio(s) shares for
               which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.
               GWL&A reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     3.6. GWL&A shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges in a manner consistent with all other separate accounts investing in the Designated
Portfolio(s). The Adviser agrees
to promptly notify GWL&A of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

     3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

ARTICLE IV.    Sales Material and Information

     4.1. GWL&A and Schwab shall furnish, or shall cause to be furnished, to the
Distributor or its designee, a copy of each piece of sales literature or other promotional material that GWL&A or Schwab, respectively, develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers, or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use.
All such materials shall be directed to Dina Tantra, Distributor's advertising compliance manager (or such other person as Distributor may designate in writing) by mail at 4500 Main
Street, Kansas City, Missouri 64111, or by fax at (816) 340-4074. Such materials shall be accompanied by a request for approval or comments within a reasonable amount of time, which shall not be less than 10 business days from the dated delivered to the Distributor or such shorter period as the parties may agree from time to time. GWL&A or Schwab agrees to use reasonable efforts to notify Distributor's advertising compliance manager of the delivery of such materials (which includes leaving a voice mail message). If the Distributor fails to respond within the time period set forth in the request for review, GWL&A or
Schwab may use such material as submitted without further approval by Distributor. If subsequent to approval by Distributor (or the expiration of the time period set forth in the request for approval), Distributor reasonably determines any such material is or has become inaccurate, misleading or otherwise inappropriate, it may request that the GWL&A or
Schwab modify such advertising and sales literature, which GWL&A or Schwab will do at the next reprinting of any such materials. If Distributor determines that such material should be modified immediately, Distributor shall notify GWL&A or Schwab of such fact and GWL&A or Schwab shall accommodate Distributor's reasonable requests. In such instances, Distributor shall pay GWL&A or Schwab's reasonable out-of-pocket expenses in reprinting any such advertising and sales materials. Notwithstanding anything contained herein, GWL&A or Schwab shall be responsible for the compliance of all advertising and sales literature prepared by GWL&A or Schwab with all applicable federal, state and NASD requirements.

     4.2. GWL&A and Schwab shall not give any information or make any representations or statements on behalf of or concerning the Fund or the Designated
Portfolio(s) in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Distributor, except with the permission of the Distributor.

     4.3. The Distributor shall furnish, or shall cause to be furnished, to GWL&A and
Schwab, a copy of each piece of sales literature or other promotional material in which
GWL&A and/or its separate account(s), or Schwab is named at least ten (10) Business Days prior to its use. No such material shall be used if GWL&A or Schwab objects to such use within five (5) Business Days after receipt of such material.

     4.4. Neither the Distributor nor the Adviser shall give any information or make any representations on behalf of GWL&A or concerning GWL&A, the Account, or the
Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by GWL&A or its designee, except with the permission of GWL&A.

     4.5. GWL&A, the Distributor and the Adviser shall not give any information or make any representations on behalf of or concerning Schwab, or use Schwab's name except with the permission of Schwab.

     4.6. The Distributor will provide to GWL&A and Schwab at least one complete copy of all registration statements, prospectuses, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s) and that are relevant to this
Agreement, contemporaneously with or as promptly as practical after the filing of such document(s) with the SEC or NASD or other regulatory authorities.

     4.7. GWL&A or Schwab will provide to the Fund at least one complete copy of all registration statements, prospectuses and all amendments to any of the above, that relate to the Contracts or the Account and that are relevant to this Agreement, contemporaneously with or as promptly as practical after the filing of such document(s) with the SEC, NASD, or other regulatory authority.

     4.8. For purposes of Articles IV and VIII, the phrase "sales literature and/or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940
Act.

     4.9. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V.     Fees and Expenses

     5.1. The Fund, the Adviser and the Distributor shall pay no fee or other compen-sation to GWL&A under this Agreement, and GWL&A shall pay no fee or other compensation to the Fund, the Adviser, or the Distributor under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule E, Articles III,
V, and other provisions of this Agreement.

     5.2. All expenses incident to performance by the Fund, the Distributor and the
Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule E. The Adviser shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

     5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by GWL&A, in accordance with Schedule E.

     5.4. The Distributor acknowledges that a principal feature of the Contracts is the
Contractowner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios.

     5.5. Schwab agrees to provide certain administrative services, specified in Schedule
C attached hereto and incorporated herein by reference, in connection with the arrangements contemplated by this Agreement. The parties acknowledge and agree that the services referred to in this Section 5.5 are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or a principal underwriter of the Fund and that Schwab is not an underwriter for the shares of the Designated
Portfolio(s), within the meaning of
the 1933 Act or the 1940 Act.

     5.6. As compensation for the services specified in Schedule C hereto, the Adviser agrees to pay Schwab a monthly Administrative Service Fee based on the percentage per annum on Schedule C hereto applied to the average daily value of the shares of the
Designated Portfolio(s) held in the Account with respect to Contracts sold by Schwab. This monthly Administrative Service Fee is due and payable within thirty
(30) days following the
last day of the month to which it relates.

ARTICLE VI.    Diversification and Qualification

     6.1. The Distributor and the Adviser represent and warrant that the
Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Adviser represents and warrants that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversi-fication requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations.
The Distributor agrees that shares of the Designated Portfolio(s) will be sold only to
Participating Insurance Companies and their separate accounts and certain Qualified Plans
(to the extent permitted under the Mixed and Shared Funding
Exemptive Order).

     6.2. No shares of any Designated Portfolio of the Fund will be sold to the general public.

     6.3. The Adviser represents and warrants that the Fund and each Designated
Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under
Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

     6.4. The Distributor or the Adviser will notify GWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or anticipates that it will not so comply in the future.

     6.5. Without in any way limiting the effect of Sections 8.3 and 8.4 hereof and with-out in any way limiting or restricting any other remedies available to GWL&A or Schwab, the Adviser or Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts pursuant to the mutual agreement of the
Adviser, GWL&A and Schwab, and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, reasonable fees and expenses of legal counsel and other advisors to GWL&A and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by GWL&A with respect to itself or owners of its Contracts in connec-tion with any such failure or anticipated or reasonably foreseeable failure.

     6.6. The Adviser at its expense shall provide GWL&A or its designee with reports demonstrating the Designated Portfolios' compliance with the aforesaid Section 817(h) diver-sification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule D and incorporated herein by reference; provided, however, that providing such reports does not relieve the Fund of its responsibility for such compliance or of its liability for any non-compliance.

     6.7. GWL&A agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of GWL&A or, to GWL&A's knowledge, or to any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or GWL&A otherwise becomes aware of any facts that could give rise to any claim against the Fund or the Adviser as a result of such a failure or alleged failure:

     (a) GWL&A shall promptly notify the Fund and the Adviser of such assertion or potential claim;

     (b) GWL&A shall consult with the Fund and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

     (c) GWL&A shall use its best efforts to minimize any liability of the Fund and the
     Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the
     IRS that such failure was inadvertent;

     (d) any written materials to be submitted by GWL&A to the IRS, any
     Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by GWL&A to the Fund and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

     (e) GWL&A shall provide the Fund and the Adviser with such cooperation as the
     Fund and the Adviser shall reasonably request (including, without limitation, by permitting the Fund and the Adviser to review the relevant books and records of
     GWL&A) in order to facilitate review by the Fund and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

     (f) GWL&A shall not, with respect to any claim of the IRS or any Contractowner that would give rise to a claim against the Fund or the Adviser, (i) compromise or settle any claim, (ii) accept any adjustment on audit, or
(iii) forego any allowable
     administrative or judicial appeals, without the express written consent of the Fund or the Adviser, which shall not be unreasonably withheld; provided that, GWL&A shall not be required to appeal any adverse judicial decision unless the Fund or the
     Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund or the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by GWL&A in complying with this clause (f).

ARTICLE VII.   Potential Conflicts and Compliance With
               Mixed and Shared Funding Exemptive Order


     7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating
Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform GWL&A if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. GWL&A will report any potential or existing conflicts of which it is aware to the Board. GWL&A will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by GWL&A to inform the Board whenever Contractowner voting instructions are to be disregarded. Such responsibilities shall be carried out by GWL&A with a view only to the interests of its Contractowners. From time to time, the Distributor will identify in writing to GWL&A any information related to GWL&A's Contractowners it requires from GWL&A in order for the Board to fulfill its responsibilities required by the
Mixed and Shared Funding Order. GWL&A agrees to provide such information within a reasonable time, as set forth in the information request.

     7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Adviser or any sub-adviser to any of the
Designated Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, GWL&A and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent
Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by GWL&A to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, GWL&A may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement;
provided, however that such withdrawal and termination shall be limited to the extent re-quired by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the
Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to GWL&A conflicts with the majority of other state regulat-ors, then GWL&A will withdraw the Account's investment in the Fund and terminate this
Agreement within six months after the Board informs GWL&A in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period or the completion of the termination and withdrawal of the Account's investment in the Designated
Portfolio(s), whichever occurs first, the Distributor and the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the
Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. GWL&A shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then GWL&A will withdraw the Account's investment in the
Fund and terminate this Agreement within six (6) months after the Board informs GWL&A in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule
6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3,
7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and con-ditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.      Indemnification
     8.1. Indemnification By GWL&A
          8.1(a).   GWL&A agrees to indemnify and hold harmless the
Fund, the
Distributor and the Adviser and each of their respective directors, officers, employees and affiliates and each person, if any, who controls the Fund, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities
(including amounts paid in settlement with the written consent of GWL&A) or litigation
(including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or pro-
          spectus covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any
          Indemnified Party: (1) if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to GWL&A or Schwab by or on behalf of the Adviser,
          Distributor or Fund for use in the registration statement or prospectus for the
          Contracts or in the Contracts or sales literature or other promotional material
          (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (2) to the extent that such liability arises as a result of the conduct of any indemnified party; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, pro-
          spectus or sales literature or other promotional material of the Fund not sup-
          plied by GWL&A or persons under its control) or wrongful conduct of
          GWL&A or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the
          Fund by or on behalf of GWL&A for the purpose of inclusion in such registration statement, prospectus, or sales literature or other promotional material; or

     (iv) arise as a result of any failure by GWL&A to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by GWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by GWL&A, including without limitation Section 2.10 and Section 6.7 hereof,

as limited by and in accordance with the provisions of Sections
8.1(b) and 8.1(c) hereof.

          8.1(b). GWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an
Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to any of the Indemnified Parties.

          8.1(c). GWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified GWL&A in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify GWL&A of any such claim shall not relieve
GWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that GWL&A has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, GWL&A shall be entitled to participate, at its own expense, in the defense of such action. GWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from GWL&A to such party of GWL&A's election to assume the defense thereof, the
Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and GWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.1(d).   The Indemnified Parties will promptly notify
GWL&A of the
commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

     8.2. Indemnification by Schwab
          8.2(a).   Schwab agrees to indemnify and hold harmless
the Fund, the
Distributor and the Adviser and each of their respective directors, officers, employees and affiliates and each person, if any, who controls the Fund, the Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages and liabili-ties (including amounts paid in settlement with the written consent of Schwab) or litigation
(including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of Schwab's dissemination of information regarding the Fund that is both (A) materially incorrect and (B) that was neither contained in the Fund's registration statement, prospectus or sales literature or other promotional material of the Fund prepared by the Distributor or Adviser on behalf of the
          Fund nor provided in writing to Schwab, or approved in writing, by or on behalf of the Fund, the Distributor or the Adviser; or

     (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in sales literature or other promotional material prepared by Schwab for the Contracts or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party: (1) if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to GWL&A or Schwab by or on behalf of the Adviser, the Distributor or the Fund or to Schwab by
          GWL&A for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts, or (2) to the extent such liability arises as a result of the conduct of any Indemnified Party; or

     (iii)arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by Schwab or persons under its control) or wrongful conduct of
          Schwab or persons under its control, with respect to the sale or distribution of the Contracts; or

     (iv) arise as a result of any failure by Schwab to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by Schwab in this Agreement or arise out of or result from any other material breach of this Agreement by Schwab;

as limited by and in accordance with the provisions of Sections
8.2(b) and 8.2(c) hereof.

          8.2(b). Schwab shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an
Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to any of the Indemnified Parties.

          8.2(c). Schwab shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Schwab in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Schwab of any such claim shall not relieve
Schwab from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that Schwab has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, Schwab shall be entitled to participate, at its own expense, in the defense of such action. Schwab also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Schwab to such party of Schwab's election to assume the defense thereof, the
Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Schwab will not be liable to such party under this Agreement for any legal or other ex-penses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.2(d).  The Indemnified Parties will promptly notify
Schwab of the
commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

          8.3. Indemnification by the Adviser
          8.3(a). The Adviser agrees to indemnify and hold harmless GWL&A and
Schwab and each of their respective directors, officers, employees and affiliates and each person, if any, who controls GWL&A or Schwab within the meaning of
Section 15 of the
1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional material of the Fund prepared by the Distributor or the Adviser on behalf of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party: (1) if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of GWL&A or Schwab for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material
          (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Fund shares, or (2) or to the extent such liability arises as a result of the conduct of any Indemnified Party; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or the Adviser or persons under their control, with respect to the sale or distribution of Fund shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to
          GWL&A or Schwab by or on behalf of the Adviser or the Fund for the purpose of inclusion in such registration statement, prospectus, or sales literature or other promotional material; or

     (iv) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (in-
          cluding a failure, whether unintentional or in good faith or otherwise, to com-
          ply with the diversification and other qualification requirements specified in
          Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the
          Adviser, the Distributor or the Fund; or

     (vi) arise out of or result from the incorrect calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections
8.3(b) and 8.3(c) hereof.

          8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an
Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to any of the Indemnified Parties.

          8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.3(d). GWL&A and Schwab agree promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.4. Indemnification by the Distributor
     8.4(a).The Distributor agrees to indemnify and hold harmless
GWL&A and
Schwab and each of their respective directors, officers, employees and affiliates and each person, if any, who controls GWL&A or Schwab within the meaning of
Section 15 of the
1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional material of the Fund prepared by the Adviser or Distributor on behalf of the Fund (or any amend-
          ment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party: (1) if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of GWL&A or Schwab for use in the registration statement or prospectus for the Fund or in sales literature or other promotional material
          (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares, or (2) or to the extent such liability arises as a result of the conduct of any Indemnified Party; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of Fund shares; or

     (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to
          GWL&A or Schwab by or on behalf of the Adviser, the Distributor or Fund for the purpose of inclusion in such registration statement, prospectus, or sales literature or other promotional material; or

     (iv) arise as a result of any failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement
          (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

     (vi) arise out of or result from the incorrect calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;


as limited by and in accordance with the provisions of Sections
8.4(b) and 8.4(c) hereof.

     8.4(b).The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an
Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this
Agreement or to any of the Indemnified Parties.

     8.4(c)The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the
Distributor will be entitled to participate, at its own expense, in the defense thereof. The
Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the
Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.4(d)GWL&A and Schwab agree to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX.    Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado
Conflict of Laws provisions.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940
Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant
(including, but not limited to, the Mixed and Shared Funding
Exemptive Order) and the
terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X.  Termination

     10.1.This Agreement shall terminate:
          (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement;
or

          (b) at the option of GWL&A or Schwab by written notice to the other parties with respect to any Portfolio based upon GWL&A's or Schwab's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) at the option of GWL&A or Schwab by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by GWL&A;
or

          (d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against GWL&A or Schwab by the
          NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding GWL&A's or Schwab's duties under this
          Agreement or related to the sale of the Contracts, the operation of any
          Account, or the purchase of the Fund shares, if, in each case, the Fund,
          Distributor or Adviser reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GWL&A or Schwab to perform its obligations under this Agreement; or

          (e) at the option of GWL&A or Schwab in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if Schwab or GWL&A reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

          (f) at the option of GWL&A by written notice to the Fund, the Distributor or the Adviser with respect to any Designated Portfolio if GWL&A reasonably believes that the Designated Portfolio will fail to meet the Section 817(h)
          diversification requirements or Subchapter M qualifications specified in Article
          VI hereof; or

          (g) at the option of either the Fund, the Distributor or the Adviser, if (i) the
          Fund, Distributor or Adviser determines, in its sole judgment reasonably exercised in good faith, that either GWL&A or Schwab has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on GWL&A's or Schwab's ability to perform its obligations under this Agreement, (ii) the Fund, the Distributor or the Adviser notifies GWL&A or Schwab, as appropriate, of that determina-
          tion and its intent to terminate this Agreement, and
(iii) after considering the
          actions taken by GWL&A or Schwab and any other changes in circumstances since the giving of such a notice, the determination of the Fund, the
          Distributor or the Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (h)  at the option of either GWL&A or Schwab, if (i)
GWL&A or Schwab,
          respectively, shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund, the Distributor or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, the Distributor's or the
          Adviser's ability to perform its obligations under this Agreement, (ii) GWL&A or Schwab notifies the Adviser of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the
          Fund, the Distributor or the Adviser and any other changes in circumstances since the giving of such a notice, the determination of GWL&A or Schwab shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (i) at the option of GWL&A in the event that formal administrative proceedings are instituted against Schwab by the NASD, the Securities and
          Exchange Commission, or any state securities or insurance department or any other regulatory body regarding Schwab's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any
          Account, or the purchase of the Fund shares, provided, however, that
          GWL&A determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Schwab to perform its obligations related to the Contracts; or

          (j) at the option of Schwab in the event that formal administrative proceedings are instituted against GWL&A by the NASD, the Securities and
          Exchange Commission, or any state securities or insurance department or any other regulatory body regarding GWL&A's duties under this Agreement or related to the sale of the Fund's shares or the Contracts, the operation of any
          Account, or the purchase of the Fund shares, provided, however, that Schwab determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GWL&A to perform its obligations related to the Contracts; or

          (k) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-
          defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.


     10.2.Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.
Furthermore,

     (a) in the event any termination is based upon the provisions of Article VII, or the provisions of Section 10.1(a), 10.1(g) or 10.1(h) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;
     (b) in the event any termination is based upon the provisions of Section 10.1(d),
     10.1(e), 10.1(i) or 10.1(j) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and
     (c) in the event any termination is based upon the provisions of Section 10.1(b),
     10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

     10.3.Effect of Termination. Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or GWL&A to meet Section 817(h) of the Code diversification requirements, the Fund, and the Distributor shall, at the option of GWL&A or Schwab, continue to cause the Fund to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all
Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the
Existing Contracts shall be permitted to reallocate investments in the Designated
Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the
Designated Portfolio(s) upon the making of additional purchase payments under the Existing
Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under
Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

     10.4.Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing
Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement, provided, however, that Adviser's obligation to make the administrative services fee payment under
Section 5.6 hereof shall
continue only if (i) Schwab continues to provide the administrative services contemplated by Section 5.5; and (ii) the Adviser or an affiliate of Adviser continues to serve as the investment adviser to a Designated Portfolio.

     10.5.Survival of Agreement. A termination by Schwab shall terminate this
Agreement only as to Schwab, and this Agreement shall remain in effect as to the other par-ties; provided, however, that in the event of a termination by Schwab the other parties shall have the option to terminate this Agreement upon 60 (sixty) days notice, rather than the six
(6) months specified in Section 10.1(a).

ARTICLE XI. Notices
          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

     TCI Portfolios, Inc.
     P.O. Box 419385
     Kansas City, MO  64141-6385
     Attention:  General Counsel

If to GWL&A:

     Great-West Life & Annuity Insurance Company
     8515 East Orchard Road
     Englewood, CO  80111
     Attention:Assistant Vice President, Savings Products

If to the Adviser:

     Investors Research Corporation
     4500 Main Street
     Kansas City, MO  64111
     Attention:  General Counsel

If to the Distributor:

     Twentieth Century Securities, Inc.
     4500 Main Street
     Kansas City, MO  64111
     Attention:  General Counsel
If to Schwab:

     Charles Schwab & Co., Inc.
     101 Montgomery Street
     San Francisco, CA  94104
     Attention:  General Counsel


ARTICLE XII.  Miscellaneous

     12.1.Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the
Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

     12.2.The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3.This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5.Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such
Commissioner may reasonably request in order to ascertain whether the variable annuity operations of GWL&A are being conducted in a manner consistent with the Colorado
Variable Annuity Regulations and any other applicable law or regulations.

     12.6.Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be settled by arbitration if mutually agreed to by the relevant parties in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the
American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     12.7.The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8.This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.9.No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser, the
Distributor and the Fund.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
               GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

               By its authorized officer,

               By:/s/ Robert K. Shaw
               Title: Vice President, Marketing and Product
Development
               Date: October 25, 1996

               TCI PORTFOLIOS, INC.

               By its authorized officer,

               By:/s/ William M. Lyons
               Title: Executive Vice President
               Date: October 23, 1996

               INVESTORS RESEARCH CORPORATION

               By its authorized officer,

               By:/s/ William M. Lyons
               Title: Executive Vice President
               Date: October 23, 1996


               TWENTIETH CENTURY SECURITIES, INC.

               By its authorized officer,

               By:/s/ William M. Lyons
               Title: Executive Vice President
               Date: October 23, 1996

               CHARLES SCHWAB & CO., INC.

               By its authorized officer,

               By:/s/ Jeff Benton
               Title: Vice President, Annuities and Life Insurance
               Date: October 24, 1996
                     Schwab Variable Annuity

SCHEDULE A

     Contracts                                    Form Numbers

Great-West Life & Annuity Insurance Company

Group Variable/Fixed Annuity Contract             J434
Individual Variable/Fixed Annuity Contract        J434IND


                           SCHEDULE B


Designated Portfolios

TCI Growth
TCI International

                           SCHEDULE C

                     Administrative Services

To be performed by Charles Schwab & Co., Inc.

A. Schwab will provide the properly registered and licensed personnel and systems needed for all customer servicing and support - for both fund and annuity information and questions - including:

     respond to Contractowner inquiries
     delivery of prospectus - both fund and annuity;
     entry of initial and subsequent orders;
     transfer of cash to insurance company and/or funds;
     explanations of fund objectives and characteristics;
     entry of transfers between funds;
     fund balance and allocation inquiries;
     mail fund prospectus.

B. For the services, Schwab shall receive a fee of 0.00% per annum applied to the average daily value of the shares of the fund held by Schwab's customers, payable by the
Adviser directly to Schwab, such payments being due and payable within 30 (thirty) days after the last day of the month to which such payment relates.

C. The Distributor will calculate and Schwab will confirm on a daily basis for each
Designated Portfolio the number of shares and the asset balance on which the fee is to be paid pursuant to this agreement. Also provided will be a monthly summary of the reports, expressed in both shares and dollar amounts.

D. Schwab will communicate all purchase, withdrawal, and exchange orders it receives from its customers to GWL&A who will retransmit them to the Fund.
                           SCHEDULE D
Reports per Section 6.6

     With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code (the
"Code") and the regulations thereunder, the Adviser shall provide within twenty (20)
Business Days of the close of the calendar quarter a report to GWL&A in the Form D1 attached hereto and incorporated herein by reference, regarding the status under such sections of the Code of the Designated Portfolio(s), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

     With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," the
Fund will provide the reports on the following basis: (i) the last quarter's quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be provided 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

     A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:

     (a) Less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);
     (b) Thirty percent or greater gross income is derived from the sale or disposition of assets specified in Section 851(b)(3);
     (c) Less than fifty percent of the value of total assets consists of assets specified in
     Section 851(b)(4)(A); and
     (d) No more than twenty-five percent of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in
Section 851(b)(4)(B).
                             FORM D1
                    CERTIFICATE OF COMPLIANCE


     Investors Research Corporation, the investment adviser for TCI
Growth and TCI
International (the "Funds"), hereby notifies you that, based on internal compliance testing
performed as of the end of the calendar quarter ended         , 19
, the Funds were in
compliance with all requirements of Section 817(h) and Subchapter
M of the Internal
Revenue Code (the "Code") and the regulations thereunder as required in the Fund
Participation Agreement among Great-West Life & Annuity Insurance
Company, Charles
Schwab & Co., Inc. and Investors Research Corporation,
  other than the
exceptions discussed below:

Exceptions                         Remedial Action






















       If no exception to report, please indicate "None."


                                   Signed this      day of
,        .
                                   Investors Research Corporation



                                        (Signature)

                                   By:

                                        (Type or Print Name and
                                                Title/Position)
SCHEDULE E

EXPENSES

The Distributor and/or Adviser, GWL&A and Schwab will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. With respect to documents that contain materials related to the Designated Portfolio(s) and portfolios of other issuers and for which Adviser is indicated as the party responsible for the expense, costs shall be allocated to the Adviser according to the number of pages of the Fund's portion of such documents as compared to the total number of pages of the document.

Item
Function
Party Responsible for Coordination
Party Responsible for Expense

Mutual Fund Prospectus
Printing of combined prospectuses
GWL&A
Adviser


Distributor shall supply
GWL&A with such
numbers of the
Designated Portfolio(s)
prospectus(es) as
GWL&A shall
reasonably request
GWL&A
Distributor


Distribution to New and Inforce Clients
GWL&A
GWL&A


Distribution to Prospective Clients
Schwab
Schwab

Product Prospectus
Printing for Inforce Clients
GWL&A
GWL&A


Printing for Prospective Clients
GWL&A
Schwab
Distribution to New and Inforce Clients
GWL&A
GWL&A


Distribution to Prospective Clients
Schwab
Schwab

Mutual Fund Prospectus Update & Distribution
If Required by Fund or Adviser
Distributor and GWL&A
Distributor and GWL&A


If Required by GWL&A
GWL&A
GWL&A


If Required by Schwab
Schwab
Schwab


Product Prospectus Update & Distribution
If Required by Fund or Distributor
GWL&A
Distributor

Item
Function
Party Responsible for Coordination
Party Responsible for Expense

If Required by GWL&A
GWL&A
GWL&A


If Required by Schwab
Schwab
Schwab

Mutual Fund SAI
Printing (one copy to be provided)
Distributor
Distributor


Distribution and copying
GWL&A
GWL&A


Product SAI
Printing
GWL&A
GWL&A


Distribution
GWL&A
GWL&A

Item
Function
Party Responsible for Coordination
Party Responsible for Expense

Proxy Material for Mutual Fund:
Printing if proxy required by Law
Adviser
Adviser


Distribution (including
labor) if proxy required
by Law
GWL&A
Adviser


Printing & distribution
if required by GWL&A
GWL&A
GWL&A


Printing & distribution
if required by Schwab
GWL&A
Schwab

Item
Function
Party Responsible for Coordination
Party Responsible for Expense

Mutual Fund Annual & Semi-Annual Report
Printing of combined reports
GWL&A
Distributor


Distribution
GWL&A
GWL&A and Schwab

Other communication
to New and Prospective
clients
If Required by the Fund or Adviser
Schwab
Distributor


If Required by GWL&A
Schwab
GWL&A

Item
Function
Party Responsible for Coordination
Party Responsible for Expense


If Required by Schwab
Schwab
Schwab

Other communication to inforce
Distribution (including
labor) if required by
the Fund or Distributor
GWL&A
Distributor


If Required by GWL&A
GWL&A
GWL&A


If Required by Schwab
GWL&A
Schwab

Item
Function
Party Responsible for Coordination
Party Responsible for Expense

Errors in Share Price
calculation pursuant to Section 1.10
Cost of error to participants
GWL&A
Adviser


Cost of administrative work to correct error
GWL&A
Adviser

Operations of the Fund
All operations and
related expenses,
including the cost of
registration and
qualification of  shares,
taxes on the issuance or
transfer of shares, cost
of management of the
business affairs of the
Fund, and expenses
paid or assumed by the
fund pursuant to any
Rule 12b-1 plan
Fund or Distributor
Fund or Adviser

Operations of the Account
Federal registration of
units of separate
account (24f-2 fees)
GWL&A
GWL&A